Sub-Item 77Q1

DREYFUS APPRECIATION FUND, INC. (the "Fund")

The Articles Supplementary to the Fund's Articles of Incorporation are incorporated by reference to Exhibit (a)(3) of Post-Effective Amendment No. 64 to the Fund's Registration Statement ("Post-Effective Amendment No. 64"), filed with the Securities and Exchange Commission on August 26, 2016.

The Fund's Rule 18f-3 Plan is incorporated by reference to Exhibit (n) of Post-Effective Amendment No. 64.